EXHIBIT 99.3

Company Contact:	Investor Relations Contact:
Stephen Jones	Lippert / Heilshorn & Associates
Vice President - Investor Relations	Kirsten Chapman
217-258-9522	415-433-3777
investor.relations@consolidated.com	kchapman@lhai.com

Consolidated Communications Holdings, Inc. to Participate in Upcoming Conferences

Mattoon, IL - May 21, 2007 - Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) today announced it will participate at the following conferences:

•	The Lehman Brothers Worldwide Wireless and Wireline Conference. The conference will be held at The Crowne Plaza Times Square Hotel in New York, NY.
o	Bob Udell, senior vice president, will participate in the Internet protocol television (IPTV) panel on Wednesday, May 30, 2007 at 3:30 p.m. Eastern Time.
o	Bob Currey, president and CEO, will present on Thursday, May 31, 2007, at 10:00 a.m. Eastern Time.

•
The Deutsche Bank 2007 Media and Telecommunications Conference. The conference will be held at The New York Palace Hotel in New York, NY. Steve Childers, CFO, will present on Tuesday, June 5, 2007, at 8:20 a.m. Eastern Time.

All presentations will be webcast and available on the company’s website for 90 days after the presentation.

About Consolidated
Consolidated Communications Holdings, Inc. is an established rural local exchange company (RLEC) providing voice, data and video services to residential and business customers in Illinois and Texas. Each of the operating companies has been operating in its local market for over 100 years. With approximately 232,000 local access lines, 56,000 DSL subscribers and 8,400 IPTV subscribers, Consolidated Communications offers a wide range of telecommunications services, including local and long distance service, custom calling features, private line services, dial-up and high-speed Internet access, digital TV, carrier access services, and directory publishing. Consolidated Communications is the 15th largest local telephone company in the United States.

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